Securities and Exchange Commission Washington, D.C. 20549

RE:	STERIS plc
1933 Act and 1934 Act Filings
Authorized Representatives
Ladies and Gentlemen:

The above Company, a public limited company organized under the laws of Ireland, is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934. The undersigned confirms, as of the date appearing opposite his/her signature, that each of the "Authorized Representatives" named below is authorized on his/her behalf to sign such statements (on Form 3, Form 4, Form 5, Form 144, Schedule 13G, Form ID (if necessary) or otherwise, collectively, "Forms") with respect to securities of the Company (the "Securities"), and to submit to the Securities and Exchange Commission such Forms (including reports, notices, and other statements) with respect to the Securities, as are required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 as amended (collectively, the "Acts"). The undersigned also confirms the authority of each of the Authorized Representatives to do and perform, on his/her behalf, any and all acts and things with respect to the Securities requisite or necessary to assure compliance by the undersigned with the filing requirements of the Acts.

This authority revokes all prior authorities with respect to the Securities previously executed by the undersigned including but not limited to any such authorities filed with or given to the Commission by the undersigned. This authority contained herein shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in the Securities, unless earlier revoked by the undersigned in a signed writing delivered to the Authorized Representatives.
Authorized Representatives

Monika T. Barrios
Rebecca A. Nichols
Ronald E. Snyder
Michael J. Tokich
John P. Ubbing
J. Adam Zangerle

The undersigned acknowledges that the foregoing Authorized Representatives, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Acts. Additionally, although pursuant to this authority, the Authorized Representatives will use commercially reasonable efforts to timely and accurately file the required Forms on behalf of the undersigned, the Authorized Representatives do not represent or warrant that they will be able to in all cases timely and accurately file such Forms on behalf of the undersigned due to various factors and the undersigned and the Authorized Representatives' need to rely on others for information, including the undersigned and brokers of the undersigned.


Dated:  May 4, 2023				By: /s/ Dr. Esther M. Alegria
				                   Signature

							Dr. Esther M. Alegria
							Printed Name